                                                                    EXHIBIT 99.1



                      AMERICA FIRST EUREKA HOLDINGS, INC.


                       CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                         Independent Auditors' Report
                         ----------------------------


The Board of Directors
Bay View Capital Corporation:

We have audited the accompanying consolidated balance sheets of America First Eureka Holdings, Inc. and Subsidiary (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholder's equity and cash flows for each of the years in the three year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, a merger between Bay View Capital Corporation and the Company was consummated on January 2, 1998.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of America First Eureka Holdings, Inc. and Subsidiary as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles.



/s/  KPMG Peat Marwick LLP



San Francisco, California
February 20, 1998

                      AMERICA FIRST EUREKA HOLDINGS, INC.
                          Consolidated Balance Sheets
                          December 31, 1997 and 1996


(dollars in thousands)                                    1997         1996
                                                      -----------  -----------

ASSETS
 Cash and amounts due from depository institutions     $   62,816   $   28,266
 Cash in escrow                                            23,769           -
 Federal funds sold                                        30,000       20,000
 Securities purchased under agreements to resell           60,000        5,300
 Mortgage-backed securities, net
   Held to maturity                                       454,273      630,106
   Available for sale                                      39,922       44,489
 Loans receivable, net                                  1,526,137    1,403,483
 Loans held for sale                                        1,347          370
 Accrued interest receivable                               11,659       12,206
 Premises and equipment, net                                8,881        8,888
 Federal Home Loan Bank stock, at cost                     20,563       21,827
 Real estate held for sale or investment, net                 715        1,328
 Real estate owned, net                                       470        1,438
 Deferred tax assets, net                                  21,733       22,643
 Other assets                                              24,968        6,121
                                                       ----------   ----------
   Total Assets                                        $2,287,253   $2,206,465
                                                       ==========   ==========

LIABILITIES AND SHAREHOLDER'S EQUITY
 Customer deposits                                     $2,012,643  $1,840,485
 Securities sold under agreements to repurchase                 -      44,353
 Other borrowings                                          56,000     106,998
 Other liabilities and accrued expenses                    23,315      22,166
                                                       ----------  ----------
   Total Liabilities                                    2,091,958   2,014,002

 Redeemable Preferred Stock; Series A, no par value:
   100 shares outstanding, $10 million liquidation
   value at December 31, 1997; 200 shares outstanding,
   $20 million liquidation value at December 31, 1996      10,000      17,748

   Common stock; par value $1.00; 100 shares
     issued and outstanding                                     -           -
   Paid in capital                                        102,189     102,189
   Retained earnings                                       83,106      72,526
                                                       ----------  ----------
     Total Shareholder's Equity                           185,295     174,715
                                                       ----------  ----------
     Total Liabilities and Shareholder's Equity        $2,287,253  $2,206,465
                                                       ==========  ==========


The accompanying notes are an integral part of the consolidated financial statements.

                      AMERICA FIRST EUREKA HOLDINGS, INC.
                       Consolidated Statements of Income
             For the Years Ended December 31, 1997, 1996 and 1995

(dollars in thousands)                                 1997      1996       1995
                                                     --------  --------   --------
INTEREST INCOME:
 Interest and fees on loans receivable               $112,091  $107,157   $105,199
 Interest on mortgage-backed securities                41,176    50,161     53,818
 Interest and dividends on investments                  4,322     4,565      4,538
                                                     --------  --------   --------
   Total interest income                              157,589   161,883    163,555
                                                     --------  --------   --------

INTEREST EXPENSE:
 Interest on customer deposits                         90,145    81,982     75,772
 Interest on other borrowings                           6,559    19,689     31,830
                                                     --------  --------   --------
   Total interest expense                              96,704   101,671    107,602
                                                     --------  --------   --------
  NET INTEREST INCOME BEFORE
   PROVISION FOR LOAN LOSSES                           60,885    60,212     55,953
 Provision for loan losses                              4,756       965        793
                                                     --------  --------   --------
  NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                           56,129    59,247     55,160
                                                     --------  --------   --------
NON-INTEREST INCOME:
 Deposit related fees                                   2,027     1,900      2,157
 Loan related fees                                      1,144     1,379      1,601
 Gain on disposition of loans receivable                  333       307         67
 Gain on sale of real estate held for investment        1,939        -          -
 Other                                                  6,126     4,814      5,598
                                                     --------  --------   --------
   Total non-interest income                           11,569     8,400      9,423
                                                     --------  --------   --------
NON-INTEREST EXPENSE:
 Compensation and benefits                             25,809    21,550     19,648
 Occupancy and equipment                                8,034     8,349      8,918
 FDIC premiums and special assessments                  1,536    15,089      4,210
 Professional services                                  1,826     1,380        880
 Advertising and promotion                              1,014     1,107      1,285
 Provision for loss (recovery) on interest rate
  exchange agreements                                      40      (332)     1,934
 Other                                                  8,144     9,657     10,138
                                                     --------  --------   --------
   Total non-interest expense                          46,403    56,800     47,013
                                                     --------  --------   --------
INCOME BEFORE INCOME TAXES                             21,295    10,847     17,570
 Income tax expense (benefit)                           1,280   (20,870)        -
                                                     --------  --------   --------
NET INCOME                                           $ 20,015  $ 31,717   $ 17,570
                                                     ========  ========   ========


The accompanying notes are an integral part of the consolidated financial statements.

                      AMERICA FIRST EUREKA HOLDINGS, INC.
                Consolidated Statements of Shareholder's Equity
             For the Years Ended December 31, 1997, 1996 and 1995


                                                                  Additional
                                                   Common          Paid-in         Retained
(dollars in thousands)                             Stock           Capital         Earnings         Total
                                                ------------    -------------    ------------    ------------
Balance at December 31, 1994                    $        -      $     102,189     $    41,140      $  143,329

  Net income                                             -                -            17,570          17,570

  Cash distributions paid or accrued                     -                -           (10,800)        (10,800)

  Net unrealized gains on mortgage-backed
    securities available for sale                        -                -             4,049           4,049
                                                ------------    -------------    ------------    ------------
Balance at December 31, 1995                             -            102,189          51,959         154,148

  Net income                                             -                -            31,717          31,717

  Cash distributions paid or accrued                     -                -           (10,800)        (10,800)

  Net unrealized losses on mortgage-backed
    securities available for sale                        -                -              (350)           (350)
                                                ------------    -------------    ------------    ------------
Balance at December 31, 1996                             -            102,189          72,526         174,715

  Net income                                             -                -            20,015          20,015

  Cash distributions paid or accrued                     -              -              (9,900)         (9,900)

  Net unrealized gains on mortgage-backed
    securities available for sale                        -                  -             465             465
                                                ------------    -------------    ------------    ------------

Balance at December 31, 1997                    $        -      $     102,189    $     83,106    $    185,295
                                                ============    =============    ============    ============


The accompanying notes are an integral part of the consolidated financial statements.

                      AMERICA FIRST EUREKA HOLDINGS, INC.
                     Consolidated Statements of Cash Flows
             For the Years Ended December 31, 1997, 1996 and 1995

(dollars in thousands)                                                      1997        1996        1995
                                                                         ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                               $  20,015   $  31,717   $  17,570
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Amortization of:
  Investments and mortgage-backed securities net premium                     2,079       2,455         751
  Loan premium (discount)                                                      158         686      (1,562)
  Intangibles                                                                1,158       1,213       1,340
 Proceeds from sales of loans originated and held for sale                  19,573      18,567       6,663
 Originations of loans held for sale                                       (20,216)    (18,227)     (6,847)
 Gain on disposition of loans held for sale                                   (333)       (307)        (67)
 Provision for loan losses                                                   4,756         965         793
 Provision for loss (recovery) on interest rate exchange agreements             40        (332)      1,934
 Decrease (increase) in accrued interest receivable                            547       1,286      (1,872)
 Depreciation and amortization of premises and equipment                     1,673       1,699       1,992
 Increase in other assets                                                  (22,463)     (1,260)       (486)
 Increase (decrease) in other liabilities                                    1,110      (1,506)     (4,441)
 Deferred income tax expense/(benefit)                                         721     (20,870)          -
 Other, net                                                                  1,043       1,838         169
                                                                         ---------   ---------   ---------
Net cash provided by operating activities                                    9,861      17,924      15,937
                                                                         ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loans originated and held for investment                                 (445,059)   (236,900)   (173,904)
 Purchases of mortgage-backed securities held to maturity                        -     (53,118)   (164,910)
 Purchases of real estate loans                                            (10,665)    (23,527)    (92,709)
 Purchases of premises and equipment                                        (1,766)     (1,082)       (888)
 Principal payments on mortgage-backed securities                          178,785     191,516     143,301
 Principal payments on loans receivable                                    326,209     280,966     252,001
 Proceeds from the maturities of investment securities                           -      40,000       3,000
 Proceeds from sales of Federal Home Loan Bank stock                         2,599         911           -
 Proceeds from sales of real estate held for sale                            1,776           -       1,684
 Proceeds from sales of real estate owned                                    3,573       5,593       7,437
 Proceeds from sale of consumer loans                                            -           -      12,959
 Other, net                                                                    800       1,170       1,558
                                                                         ---------   ---------   ---------
Net cash provided by (used in) investing activities                         56,252     205,529     (10,471)
                                                                         ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net increase in checking and savings accounts                             132,284     132,385       3,058
 Proceeds from issuance of certificates of deposit                         278,818     225,553     249,060
 Payments for maturing or early withdrawal of certificates of deposit     (238,945)   (221,919)   (243,943)
 Net decrease in short-term repurchase agreements                          (44,353)   (162,503)   (255,629)
 Increase (decrease) in Federal Home Loan Bank advances                    (50,998)   (203,089)    259,809
 Redemption of FDIC preferred stock                                        (10,000)          -           -
 Capital distributions                                                      (9,900)    (10,800)    (10,800)
                                                                         ---------   ---------   ---------
Net cash provided by (used in) financing activities                         56,906    (240,373)      1,555
                                                                         ---------   ---------   ---------
Net increase (decrease) in cash and cash equivalents                       123,019     (16,920)      7,021
Cash and cash equivalents at beginning of period                            53,566      70,486      63,465
                                                                         ---------   ---------   ---------
Cash and cash equivalents at end of period                               $ 176,585   $  53,566   $  70,486
                                                                         =========   =========   =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Additions to real estate acquired through foreclosure                    $   2,386   $   4,803   $   4,768
Cash paid for interest (including interest credited)                     $  97,415   $ 103,546   $ 106,056
Cash paid for alternative income and minimum franchise taxes             $     370   $     545   $     445

The accompanying notes are an integral part of the consolidated financial statements.

                      AMERICA FIRST EUREKA HOLDINGS, INC.
                  Notes to Consolidated Financial Statements
                       December 31, 1997, 1996 and 1995

1. Organization and Merger Agreement
   ---------------------------------

   America First Eureka Holdings, Inc. (the "Company" or "AFEH") was a wholly owned subsidiary of America First Financial Fund 1987-A Limited Partnership (the "Partnership"), formed for the purpose of owning and managing one or more acquired financial institutions. The Company acquired EurekaBank ("Eureka") on May 27, 1988 ("the Acquisition").

   On May 8, 1997, the Partnership announced that it had entered into a definitive agreement with Bay View Capital Corporation ("Bay View") to merge its subsidiary America First Eureka Holdings, Inc. with Bay View (the "Merger Agreement"). The merger was consummated on January 2, 1998. Pursuant to the Merger Agreement, Bay View paid $90 million in cash and issued 8,076,923 shares of its common stock to the Partnership, the sole shareholder of the Company.

   Excluding the FDIC final participation payment discussed in Note 3, total merger expenses recognized upon the consummation of the merger were approximately $48 million. Pursuant to the Merger Agreement, certain merger expenses were paid by the Company prior to the consummation date. The Company recorded these payments as other assets in the accompanying financial statements since such merger expenses were conditional upon consummation of the merger. At December 31, 1997, prepaid merger contingent expenses recorded as other assets consist primarily of:

         Legal and investment banking fees         $   2.8 million
         Employee benefits and severance              16.1 million
         Other                                         0.5 million
                                                   ---------------
           Total                                   $  19.4 million
                                                   ===============

   The following presents an unaudited pro-forma summary of operations of the Company for the year ended December 31, 1997, and is presented as if the merger had been consummated on December 31, 1997:

                                                                Unaudited
                                                            ----------------
         Net income (as reported)                           $  20.0 million
         Less:  Prepaid merger contingent expenses
           recorded as other assets at December 31, 1997       19.4 million
          Less:  Merger contingent payments made upon
           consummation of the merger                          27.1 million
                                                            ----------------
         Net loss (pro-forma)                                $(26.5 million)
                                                            ================

   The $27.1 million of merger contingent payments made upon consummation of the merger relates primarily to the Company's compensation plans as described in
   Note 18 as well as amounts paid for employee severance and retention. Of the $27.1 million, $12.2 million was sent to a third party escrow company by the Company on December 31, 1997. Such amount is recorded as cash in escrow in the accompanying financial statements.

2. Summary of Significant Accounting Policies
   ------------------------------------------

   (A) Principles of Accounting and Consolidation
       ------------------------------------------

       The consolidated financial statements of the Company include the accounts of AFEH and AFEH's wholly owned subsidiary, Eureka and its subsidiaries. The consolidated financial statements are prepared on the accrual method of accounting in accordance with generally accepted accounting principles ("GAAP") and industry practices applicable to savings and loan associations. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and income and expenses during the reporting period. Actual results could differ from those estimates. All significant intercompany transactions have been eliminated. Certain amounts in the consolidated financial statements for prior years have been reclassified to conform to the current consolidated financial statement presentation.

   (B) Cash and Cash Equivalents
       -------------------------

       The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. These include cash and amounts due from depository institutions, federal funds sold and securities purchased under agreements to resell.

   (C) Investments and Mortgage-Backed Securities
       ------------------------------------------

       Securities classified as held-to-maturity are carried at amortized cost. These investments are carried at cost because management intends and has the ability to hold them to maturity. Securities not classified as held-to-maturity are classified as available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholder's equity. Premiums and discounts are amortized or accreted as an adjustment of yield using the interest method over the term of each security, adjusted for actual and anticipated payments. Gains or losses on sales of securities available for sale are recognized at the time of sale using the specific identification method. Interest and dividends on investments include interest on investments, the amortization and accretion of related premiums and discounts, and dividends on Federal Home Loan Bank ("FHLB") stock.

   (D) Loans Receivable
       ----------------

       Loans receivable originated subsequent to Eureka's acquisition by AFEH are stated at the unpaid principal balance. Loans receivable held by Eureka at Acquisition were stated at unpaid principal balance discounted to the fair market value at the date of Acquisition. The Acquisition fair market value discount is being accreted as an adjustment of yield using the interest method over the expected lives of the underlying mortgage loans adjusted for actual and anticipated prepayments. Loans receivable is shown net of deferred loan origination fees, premiums, unearned discounts and the allowance for losses. Management intends and has the ability to hold until maturity all loans that are not designated as held-for-sale. If a decision is made to dispose of loans designated as held-to-maturity, or should the Company become unable to hold loans until maturity, the loans would be reclassified to held-for-sale at the lower of amortized cost or market value.

       All non-refundable loan origination fees, net of certain direct loan origination costs, are deferred and accreted or amortized using a method that approximates the interest method over the term of the loan or until the loan is sold. Interest is not accrued on loans which are 90 days or more delinquent. Interest income is recognized on the cash basis for restructured loans performing under the terms of the restructuring agreement.

   (E) Loans Held for Sale
       -------------------

       Loans held for sale are recorded at the lower of amortized cost or market value. Gains or losses from sales of mortgage loans are recognized at the time of sale by comparing the net sales proceeds to the net carrying value of the asset sold. For loans sold with servicing retained, normal servicing fees are included in non-interest income.

       In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 125 ("SFAS No. 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement establishes standards under which, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127 ("SFAS No. 127") "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," which deferred the effective date of certain provisions of SFAS No. 125 for one year. The adoption of SFAS No. 125 did not have a material effect on the Company's financial statements.

   (F) Provisions for Loan Losses
       --------------------------
       Provisions for loan losses are charged to operations based upon management's periodic evaluation of potential losses in the loan portfolio. In addition to providing valuation allowances on specific assets, Eureka establishes a general valuation allowance and evaluates the adequacy of the allowance based on Eureka's past loan loss experience, known and inherent risks in the portfolio, estimated value of any underlying collateral and current and prospective economic conditions. However, the allowance for losses is subjective. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review Eureka's allowance for losses on loans. Such agencies may require Eureka to recognize additions to the allowance based on their judgment and information available to them at the time of their examination. Management believes that the allowance for losses on loans is adequate.

   (G) Premises and Equipment
       ----------------------
       Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of premises and equipment is generally computed using the straight-line method over the estimated useful lives of the assets except for leasehold improvements which is computed using the shorter of the straight-line method over the remaining terms of the leases or the estimated useful life of the asset. The estimated useful life is 31 years or less for premises and leasehold improvements, and seven years or less for equipment. Improvements are capitalized and maintenance and repairs are charged to expense.

   (H) Real Estate
       -----------
       Real estate held for investment is recorded at the lower of cost or net realizable value. Real estate acquired through foreclosure and real estate held for sale are recorded at the lower of cost or estimated fair market value, less estimated disposition costs. Costs related to the development and improvement of the properties are capitalized. Valuations, based on market information, are performed periodically by management and an allowance for losses is established by a charge to operations, if determined necessary.

   (I) Income Taxes
       ------------
       The consolidated financial statement provision (benefit) for income taxes relates to the Company and its subsidiaries. The Company and its subsidiaries file calendar year consolidated federal income and combined California franchise tax returns. Deferred tax assets and liabilities are recorded for estimated future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

            Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences giving rise to such assets and liabilities are expected to be realized or settled. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on a review of available evidence. The allowance is subject to ongoing adjustments based on changes in circumstances that affect management's assessment of the realizability of the deferred tax assets. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense (benefit).

   (J) Interest Rate Exchange Agreements
       ---------------------------------
       Eureka uses interest rate exchange agreements ("swaps") to reduce the impact of future fluctuations in interest rates on fixed rate loans funded by variable rate liabilities. A swap is an agreement between two parties in which one party exchanges cash payments based on a floating rate of interest for a counterparty's cash payment based on a fixed rate or a different indexed floating rate of interest calculated on a notional principal amount. The net interest received or paid on these contracts is reflected as an adjustment to interest income on loans receivable.

   (K) Goodwill
       --------
       The cost in excess of net assets from branch acquisitions is recorded as goodwill and amortized using the straight-line method over a period of seven years, which represents the estimated period of benefit.

   (L) Recent Accounting Pronouncements
       --------------------------------
       In February, 1997, the FASB issued SFAS 129, "Disclosure of Information about Capital Structure," which requires that all entities, public and non-public, disclose certain capital-related information such as dividend and liquidation preferences, participation rights, call prices and dates, unusual voting rights, and significant terms of contracts to issue additional shares. This Statement is effective for the Company's 1997 year-end financials; however due to the Company's simple capital structure, its provisions have no effect on the Company's financial statements.


3. Assistance Agreement
   --------------------
   Under the terms of the Assistance Agreement between Eureka and the Federal Deposit Insurance Corporation ("FDIC") entered into during 1988 in connection with the assisted acquisition of the assets and liabilities of Eureka Federal Savings and Loan Association, $50 million in preferred stock was issued to the FDIC. In 1990, $30 million of the preferred stock was redeemed by the FDIC, and in May 1997, an additional $10 million of the preferred stock was redeemed. The final $10 million in non-voting Series A Preferred Stock, which originally had a redemption date of May 1998 and had a liquidation value of $100 per share, was sent to a third party escrow company on December 30, 1997, and was redeemed by the FDIC upon consummation of the merger. In addition, at December 31, 1997, $1.1 million of cash that had been held on behalf of the FDIC according to the terms of the Assistance Agreement was remitted to the same escrow company by the Company. The total amount of $11.1 million is classified as cash in escrow in the accompanying financial statements. The accretion of the preferred stock was recorded as interest expense on other borrowings. The accretion for the years ended December 31, 1997, 1996 and 1995 totaled $1.7 million, $2.2 million and $1.9 million, respectively.

        As a result of the Merger Agreement discussed in Note 1, and under a final negotiated settlement of the Assistance Agreement, the FDIC received a final participation payment of approximately $10.0 million from the proceeds of the merger. The final participation payment was in addition to the redemption of the remaining $10 million in outstanding Series A Preferred Stock described above.

4. Cash and Short-Term Investments
   -------------------------------
   The Company is not required to maintain compensating cash balances for agreements with other financial institutions. Federal funds sold represent short-term instruments which are generally held overnight.

   Securities purchased under agreements to resell identical securities are carried at cost which approximates market value and are as follows:

                                                                   1997             1996
                                                              ---------------  --------------
         Balance at December 31,                              $ 60.0 million     5.3 million
         Average balance during year                          $ 26.5 million    13.7 million
         Maximum balance at any month-end                     $ 95.0 million    44.4 million
         Weighted average days to maturity at December 31,            8 days         27 days
         Weighted average interest rate                                 5.54%           5.41%

   As of December 31, 1997, all of these repurchase agreements had original maturities of three months or less and were considered cash and cash equivalents. The underlying collateral for these agreements, which is held by a third party custodian, consisted of U. S. Treasury Notes and mortgage-backed securities.

5. Mortgage-Backed Securities
   --------------------------

   The following table summarizes mortgage-backed securities held at December 31, (dollars in thousands):

                                                  1997                                         1996
                              --------------------------------------------  --------------------------------------------
                                            Gross       Gross                             Gross       Gross
                              Amortized   unrealized  unrealized  Market    Amortized   unrealized  unrealized   Market
                                cost        gains       losses     value       cost       gains       losses     value
                              ----------  ----------  ---------  ---------  ----------  ----------  ----------  --------
HELD TO MATURITY
----------------
   FHLMC                        $ 83,801      $  900    $  390   $ 84,311    $112,868      $  897    $   80     $113,685
   FNMA                          119,363       1,601     1,384    119,580     139,422       1,965     1,951      139,436
   Collateralized mortgage
      obligations                 22,135           -       156     21,979      42,209          12       309       41,912
   Other non-agency              228,974         544     1,746    227,772     335,607       1,395     1,645      335,357
                                --------      ------  --------   --------    --------      ------  --------     --------
                                $454,273      $3,045    $3,676   $453,642    $630,106      $4,269    $3,985     $630,390
                                ========      ======  ========   ========    ========      ======  ========     ========

   Weighted average yield           7.11%                                        7.02%
                                ========                                     ========

AVAILABLE FOR SALE
----------------------------
   GNMA                         $ 25,302      $  675   $     -   $ 25,977   $  30,157   $     510   $     -      $30,667
   Collateralized mortgage
      obligations                 14,394           -       449     13,945      14,570           -       748       13,822
                                --------      ------  --------   --------    --------      ------  --------     --------
                                $ 39,696      $  675   $   449   $ 39,922   $  44,727   $     510   $   748      $44,489
                                ========      ======  ========   ========    ========      ======  ========     ========
   Weighted average yield           6.92%                                        6.81%
                                ========                                     ========

   The following table sets forth the contractual maturities, amortized costs, market values and weighted average yields for the Company's mortgage-backed securities at December 31, 1997 (dollars in thousands):

                                                            Held to Maturity                        Available for Sale
                                            ------------------------------------------------  ------------------------------
                                                                                    Weighted                        Weighted
                                               Amortized            Market          average   Amortized   Market    average
                                                  cost               value           yield      cost       value     yield
                                            ----------------  -------------------  ---------  ---------  ---------  --------
Due within one year through five years              $ 45,767            $ 45,419        6.48%  $      -    $     -         -
Due after five years through ten years                 5,162               5,313        7.78%         -          -         -
Due after ten years through twenty years              52,832              53,046        6.74%    14,394     13,945      6.25%
Due after twenty years                               350,512             349,864        7.25%    25,302     25,977      7.29%
                                            ----------------  -------------------  ---------  ---------  ---------  --------
                                                    $454,273            $453,642        7.11%  $ 39,696    $39,922      6.92%
                                            ================  ==================   =========  =========  =========  ========

   The following table summarizes mortgage-backed securities pledged as collateral at December 31, (dollars in thousands):

                                                           1997               1996
                                                   ------------------  --------------------
                                                   Amortized  Market   Amortized   Market
Mortgage-backed securities pledged for:            cost       value    cost       value
                                                   ---------  -------  ---------  ---------
 Securities sold under agreements to repurchase    $    -     $     -   $ 47,839   $ 46,472
 Interest rate exchange agreements                     3,742    3,904     11,578     12,143
 FHLB advances                                        47,675   47,663     84,297     83,818
                                                   ---------  -------  ---------  ---------
                                                   $  51,417  $51,567   $143,714   $142,433
                                                   =========  =======  =========  =========

6. Loans Receivable
   ----------------
   The following table summarizes loans receivable at December 31, (dollars in thousands):

                                                                              1997         1996
                                                                           ----------   -----------
         Real estate loans:
          1-4 family residential                                           $1,385,589    $1,254,293
          Second mortgage                                                      23,122        24,700
          Multi-family residential                                             62,176        67,122
          Commercial property and land loans                                   63,767        59,574
                                                                           ----------   -----------
               Total real estate loans                                      1,534,654     1,405,689
                                                                           ----------   -----------
         Consumer loans:
          Revolving credit and overdrafts                                         669           744
          Other installment loans                                               1,806         2,522
          Loans secured by savings accounts                                       447           599
          Timeshare                                                               264           633
                                                                           ----------   -----------
               Total consumer loans                                             3,186         4,498
                                                                           ----------   -----------
         Total loans                                                        1,537,840     1,410,187
          Less:   Net deferred loan costs                                      (1,743)       (1,284)
                  Discounts and premiums, net                                     725           567
                  Allowance for losses                                         11,374         7,051
                                                                           ----------   -----------
         Total loans, net                                                   1,527,484     1,403,853
          Less:   Loans held for sale                                           1,347           370
                                                                           ----------   -----------
         Loans receivable, net                                             $1,526,137    $1,403,483
                                                                           ==========   ===========
         Weighted average interest rate                                          7.71%         7.78%
                                                                           ==========   ===========

   The above classifications are net of participation interests sold and loans serviced for others. Eureka was servicing mortgage loans for others with principal balances totaling approximately $228 million, $246 million and $263 million at December 31, 1997, 1996 and 1995, respectively. Servicing fee income from loans serviced for others totaled $499,000, $613,000 and $663,000 for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997, mortgage loans with principal balances approximating $253 million were pledged to the FHLB of San Francisco as collateral for other borrowings with the FHLB and as collateral for future additional borrowings.



   Credit Risk and Concentration
   -----------------------------

   Eureka's loan portfolio consists principally of mortgage loans secured by residential property in California and consumer loans extended to Eureka's retail customers within Northern California. Eureka's lending activities are focused primarily on loans secured by 1-4 family residential properties located primarily in Northern California. Beginning in 1990, Eureka purchased fixed and adjustable rate residential mortgage loans that met Eureka's credit and underwriting standards from mortgage banks and savings institutions. These purchases supplemented Eureka's internal loan production. Eureka's wholesale loan origination system was established during 1995, and enables Eureka to add assets that meet its credit quality guidelines within its market area.

     As of December 31, 1997, Eureka's portfolios of multi-family and commercial real estate loans are highly seasoned and have a very low delinquency rate. Concentration risk is also limited as the average loan size is approximately $281,000 for multi-family and $479,000 for commercial loans.

     A loan is classified as impaired when it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate, or the fair value of the collateral less estimated selling costs if the impaired loan is collateral dependent. If the present value of expected future cash flows, or the fair value of the collateral less the estimated selling costs, is less than the recorded investment, a valuation allowance is created by a charge to the provision for loan losses or by adjusting an existing valuation allowance. Interest income on impaired loans 90 days or more delinquent was recorded on a cash basis.

   The following table shows Eureka's investment in loans for which impairment has been recognized or restructured at December 31, (dollars in thousands):

                                             1997                             1996                              1995
                             --------------------------------- ---------------------------------- --------------------------------
                              Recorded    Average    Interest   Recorded     Average    Interest   Recorded     Average   Interest
                             Investment Investment  Recognized Investment  Investment  Recognized Investment  Investment  Recognized
                             ---------- ----------- ---------- ----------- ----------- ---------- ----------- ----------- ----------
   Impaired loans without
    valuation allowances:
         1-4 family              $1,502      $1,956     $   24      $2,410      $1,692     $   38      $3,388      $2,400       $ 18
         Multi-family                 -           -          -           -           -          -           -           -          -
         Commercial real
          estate                      -           -          -           -         271          -       1,767       1,880         92
                             ---------- ----------- ---------- ----------- ----------- ---------- ----------- ----------- ----------
                                   1,502      1,956         24       2,410       1,963         38       5,155       4,280        110
   Impaired loans with
    valuation allowances:
          1-4 family                  -         293          -         586         393          -          45         125          -
         Commercial real
          estate                      -           -          -           -       1,028          -       1,145         574          -
         Allowance for
          credit loss                 -         (72)         -        (115)       (199)         -        (311)       (246)         -
                             ---------- ----------- ---------- ----------- ----------- ---------- ----------- ----------- ----------
                                  1,502         221          -         471       1,222          -         879         453          -
                             ---------- ----------- ---------- ----------- ----------- ---------- ----------- ----------- ----------
         Total                   $1,502      $2,177     $   24      $2,881      $3,185     $   38      $6,034      $4,733       $110
                             ========== =========== ========== =========== =========== ========== =========== =========== ==========

     The allowance for credit losses for impaired loans was included in the total allowance for loan losses at December 31, 1997, 1996 and 1995. Non-accrual loans were $4.3 million, $4.4 million and $6.4 million at December 31, 1997, 1996 and 1995, respectively. Interest income which was not recognized on non-accrual loans totaled $165,000, $216,000 and $394,000 for 1997, 1996 and 1995, respectively.

7. Allowance for Loan Losses
   -------------------------

   The following table summarizes the activity in the allowance for losses on loans (dollars in thousands):

                                Real Estate Loans         Timeshare Loans           Consumer Loans             Total Loans
                             -----------------------   ----------------------   ----------------------   -----------------------
                               Amount    % of Total     Amount %    of Total     Amount    % of Total     Amount     % of Total
December 31, 1994               $5,352      .38%        $ 1,111       50.29%      $1,357     6.46%        $7,820         .54%
  Provision for losses             370                        5                      418                     793
  Charge-offs                     (312)                    (100)                  (1,331)                 (1,743)
  Recoveries                         6                       91                      500                     597
  Transfers                        690                        -                     (811)                   (121)
  Reductions(1)                      -                     (468)                       -                    (468)
                             ---------                 --------                 --------                 -------
December 31, 1995                6,106      .43%            639       50.94%         133     2.93%         6,878         .48%
  Provision for losses             962                        3                        -                     965
  Charge-offs                     (518)                     (46)                     (57)                   (621)
  Recoveries                         -                       33                       52                      85
  Transfers                         71                       (3)                     (68)                      -
  Reductions/(1)/                    -                     (256)                       -                    (256)
                             ---------                 --------                 --------                 -------
December 31, 1996                6,621      .47%            370       58.49%          60     1.56%         7,051         .50%
  Provision for losses           4,742                       14                        -                   4,756
  Charge-offs                     (216)                     (15)                     (50)                   (281)
  Recoveries                         -                       10                       17                      27
  Transfers                         80                      (97)                      17                       -
  Reductions/(1)/                    -                     (179)                       -                    (179)
                             ---------                 --------                 --------                 -------
December 31, 1997              $11,227      .74%           $103       39.11%         $44     1.50%       $11,374         .74%
                             =========     ======      ========      ========   ========    =======      =======        ======

Ratio of net charge-offs
 to average gross loans
 during 1997                                .01%                       1.17%                  .94%                       .02%
-----------------------------              ======                    ========               =======                     ======
   /(1)/   Reductions are due to principal payoffs and remittances of pre-acquisition originated loans.

8. Accrued Interest Receivable
   ---------------------------
   The following table summarizes accrued interest receivable at December 31, (dollars in thousands):

                                             1997      1996
                                           --------  -------
        Cash and Short-Term Investments     $   236  $    30
        Mortgage-backed securities            3,348    4,511
        Loans receivable                      8,075    7,665
                                            -------  -------
                                            $11,659  $12,206
                                            =======  =======

9. Premises and Equipment
   ----------------------
   Premises and equipment are summarized as follows at December 31, (dollars in thousands):

                                                    1997       1996
                                                  --------   --------
Land                                              $  1,444   $  1,444
Buildings and improvements                           6,563      6,563
Leasehold improvements                               4,786      4,463
Furniture and equipment                              9,803      9,664
                                                  --------   --------
                                                    22,596     22,134
Less accumulated depreciation and amortization     (13,715)   (13,246)
                                                  --------   --------
                                                  $  8,881   $  8,888
                                                  ========   ========

10. Federal Home Loan Bank Stock
    ----------------------------
    Eureka is required to own capital stock in the FHLB of San Francisco in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid single family mortgage loans and similar obligations at the end of each calendar year, or 5% of its advances (borrowings) from the FHLB of San Francisco. Eureka was in compliance with this requirement at December 31, 1997 and 1996, respectively.

11. Real Estate Held for Sale or Investment
    ---------------------------------------
    Real estate held for sale or investment includes the following at December 31, (dollars in thousands):

                                                 1997      1996
                                                -------  --------
     Real estate held for sale or investment     $  715   $1,628
     Allowance for loss on real estate held
      for sale or investment                          -     (300)
                                                 ------   ------
                                                 $  715   $1,328
                                                 ======   ======

   The operating income (loss) for real estate held for sale or investment was $1.9 million, ($245,416), and ($812,471) in 1997, 1996 and 1995, respectively. Activity in the allowance for losses on real estate held for sale or investment is as follows for the years ended December 31, (dollars in thousands):


                                       1997        1996        1995
                                       -----       -----      -------
        Balance at January 1,          $ 300       $ 300      $ 1,005
        Provision for losses               -           -          700
        Charge-offs/adjustments         (300)          -       (1,405)
                                       -----       -----      -------
        Balance at December 31,        $   -       $ 300      $   300
                                       =====       =====      =======

12. Real Estate Owned
    -----------------
    At December 31, 1997 and 1996, net real estate owned through foreclosure amounted to $.5 million and $1.4 million, respectively. Activity in the allowance for losses on real estate owned is as follows for the years ended December 31, (dollars in thousands):

                                          1997       1996       1995
                                          -----     ------     ------
        Balance at January 1,             $ 117      $ 198      $ 745
        Provision for losses                 25        282         90
        Net charge-offs/adjustments        (126)      (363)      (637)
                                          -----      -----      -----
        Balance at December 31,           $  16      $ 117      $ 198
                                          =====      =====      =====

13.  Customer Deposits
     -----------------
     Customer deposits were comprised of the following at December 31, (dollars in thousands):

                                               1997                                  1996
                              -------------------------------------  -------------------------------------
                                                        Weighted                               Weighted
                                            % of        Average                    % of        Average
                                Amount      Total    Interest Rate     Amount      Total    Interest Rate
                              -----------  --------  --------------  -----------  --------  --------------
Interest checking
 accounts 1.00% to 4.00%      $  165,069      8.20%           1.74%  $  145,591      7.91%           1.67%
Non-interest checking
 accounts                          7,849      0.39               -        5,805      0.32               -
Money market accounts
 2.05% to 4.35%                  538,211     26.74            4.24%     426,757     23.19            3.87%
Passbook accounts 2.00%           38,634      1.92            2.00%      39,326      2.13            2.00%
                              -----------  --------                  -----------  --------
                                  749,763    37.25                      617,479     33.55
                              -----------  --------                  -----------  --------
Time certificates:
  4.00% or less                   66,786                                 84,669
  4.01 to  6.00%               1,019,518                                997,753
  6.01 to  8.00%                 161,220                                125,281
  8.01 to 10.00%                  14,938                                 14,914
 10.01 to 12.00%                       -                                      8
 12.01 to 14.00%                     221                                    202
 14.01 to 16.00%                     197                                    179
                              -----------                            -----------
   Total time certificates     1,262,880     62.75            5.48%   1,223,006     66.45            5.35%
                              -----------  --------                  -----------  --------
                              $2,012,643    100.00%           4.75%  $1,840,485    100.00%           4.63%
                              ===========  ========  ==============  ===========  ========  ==============

   There were no brokered deposits at December 31, 1997 and 1996. The aggregate amounts of time certificates of $100,000 or more were $304.3 million and $273.2 million at December 31, 1997 and 1996, respectively. Accrued interest on deposits at December 31, 1997 and 1996 amounted to $1.6 million and $1.1 million, respectively.

   The following table summarizes customer deposits by remaining maturity at December 31, (dollars in thousands):



                                         1997       1996
                                      ---------- ----------
          No contractual maturity     $  749,763   $617,479
          Maturity within one year       923,865    934,486
          1 to 2 years                   251,182    222,701
          2 to 3 years                    36,774     41,764
          3 to 4 years                    22,956     11,091
          4 to 5 years                    27,262     11,670
          Thereafter                         841      1,294
                                      ---------- ----------
                                      $2,012,643 $1,840,485
                                      ========== ==========

   Interest expense is summarized as follows for the period ending December 31, (dollars in thousands):

                                     1997      1996     1995
                                   --------  --------  -------
          Checking                  $ 2,879   $ 1,599  $ 1,302
          Money market/passbook      19,089    14,293   10,122
          Time certificate           68,177    66,090   64,348
                                   --------   -------  -------
                                    $90,145   $81,982  $75,772
                                   ========   =======  =======

14. Securities Sold Under Agreements to Repurchase
    ----------------------------------------------

   Securities sold under agreements to repurchase identical securities are as follows:

                                                               1997            1996
                                                          --------------  ---------------
     Balance at December 31,                                          -   $ 44.4 million
     Market value at December 31,                                     -   $ 44.4 million
     Average balance during year                          $11.7 million   $109.7 million
     Maximum balance at any month-end                     $48.7 million   $164.5 million
     Weighted average days to maturity at December 31,                -          36 days
     Weighted average interest rate at December 31,                   -             5.50%
     Weighted average interest rate for the year                   5.35%            5.41%

    There were no securities sold under agreement to repurchase as of December 31, 1997. The collateral for these agreements as of December 31, 1996, which was held with a third party custodian, consisted of mortgage-backed securities with a carrying value of $48.1 million (including accrued interest of $0.3 million) and a market value of $46.5 million.

15. Other Borrowings
    ----------------
    Other borrowings consist of borrowings from the FHLB of San Francisco. The unused borrowing capacity with the FHLB of San Francisco at December 31, 1997 and 1996 was $206 million and $226 million, respectively. The following table summarizes FHLB advances at December 31, (dollars in thousands):



                                                                      Interest             Interest
                                                            1997       Rate        1996      Rate
                                                          ---------  ---------  --------- ---------
      Short-term fixed rate advances
         (maturing within one year)                        $15,200       5.66%  $ 49,298   5.61%
      Long-term fixed rate advances
         (maturing through 2002)                           $40,800       5.68%  $ 57,700   5.73%
      Average balance during year                          $70,676              $201,775
      Maximum balance at any month-end                     $75,181              $305,878
      Mortgage-backed securities pledged as collateral
         for other borrowings                              $47,675              $ 85,000
      Weighted average interest rate at December 31,          5.70%                 5.67%
      Weighted average interest rate for the year             5.68%                 5.60%

16.  Interest Rate Exchange Agreements
     ---------------------------------
     The Company has entered into interest rate exchange agreements to reduce the impact of future fluctuations in interest rates on fixed rate loans funded by variable rate liabilities. The floating rates to be received by the Company under the terms of these agreements are reset quarterly and are indexed to the three month London Interbank Offered Rate ("LIBOR"). Interest rate exchange agreements outstanding per contractual terms are as follows at December 31, (dollars in thousands):

                                                        1997                                          1996
                                   ------------------------------------------------  -----------------------------------------------
                                                     Weighted Average Interest Rate                   Weighted Average Interest Rate
                                                     ------------------------------                   ------------------------------
                                       Notional             Pay           Receive        Notional          Pay             Receive
  Year of Maturity                      Amount            (Fixed)        (Floating)       Amount          (Fixed)         (Floating)
                                   ---------------   -------------       ----------  ---------------  -------------       ----------
     1997                          $     -                       -               -          $ 40,000           8.87%           5.21%
     1998                                   10,000            8.57%           5.87%           10,000           8.57%           5.56%
     1999                                   30,000            7.89%           5.83%           30,000           7.89%           5.56%
                                   ---------------   -------------       ----------  ---------------  -------------       ----------
     Total                                  40,000            8.06%           5.84%           80,000           8.47%           5.39%

                                                          Pay             Receive                          Pay             Receive
                                                       (Floating)        (Floating)                     (Floating)        (Floating)
                                                     -------------       ----------                   -------------       ----------
     1997                                        -               -               -            20,000           5.52%          5.39%
                                   ---------------   -------------       ----------  ---------------  -------------       ----------
                                                 -               -               -            20,000           5.52%          5.39%
                                   ---------------   -------------       ----------  ---------------  -------------       ----------
                                           $40,000            8.06%           5.84%         $100,000           7.86%          5.39%
                                   ===============                                   ===============

        In 1993, Eureka established a liability and recorded a charge to earnings of $20.4 million related to interest rate exchange agreements that were no longer deemed effective as hedges. During the year ended December 31, 1997, $40,000 of non-interest expense was recorded to increase the interest rate exchange agreements liability for the effect of interest rate fluctuations throughout the year on the market value of obligations deemed ineffective as hedges. During the year ended December 31, 1996, Eureka recorded a net credit of $0.3 million to decrease the interest rate exchange agreements liability to reflect the effect of interest rate increases on the market value of obligations. The exchange agreements liability totaled $0.3 million and $1.2 million at December 31, 1997 and 1996, respectively. Net interest payable on exchange agreements was $0.4 million and $0.6 million at December 31, 1997 and 1996, respectively, and was included in other liabilities and accrued expenses.

        Net interest paid or accrued on interest rate exchange agreements of approximately $0.7 million, $0.8 million and $2.4 million was included as an adjustment to interest income on loans for the years ended December 31, 1997, 1996, and 1995, respectively.

        The Company's credit exposure associated with non-performance of counterparties is controlled by the Company's credit policies. All agreements are with primary government securities dealers. The Company does not require collateral to support the credit exposure related to these financial instruments.

17.  Income Taxes
     ------------
     The consolidated financial statement provisions for income tax for the years ended December 31, 1997, 1996 and 1995 relate to the Company and its subsidiary. The Company and its subsidiary file calendar year consolidated federal income and combined California franchise tax returns.

        Eureka determined its bad debt deduction using the experience method in 1995. Effective 1996, Eureka is allowed a bad debt deduction equal to actual net charge-offs for federal tax purposes and continues to use the experience method for California tax purposes.

     The income tax provisions for the years ended December 31, 1997, 1996 and 1995 consist of (dollars in thousands):

                                      1997                           1996                          1995
                          ----------------------------  -------------------------------  ------------------------
                          Federal    State     Total     Federal     State      Total    Federal   State   Total
                          --------  -------  ---------  ---------  ---------  ---------  --------  ------  ------
   Current                $   389    $  170  $    559   $    364   $    132   $    496     $ 353   $ 143   $ 496
   Deferred                (1,623)    2,344       721    (19,649)    (1,717)   (21,366)     (353)   (143)   (496)
                          -------    ------  --------   --------   --------   --------   -------   -----   -----
                          $(1,234)   $2,514  $  1,280   $(19,285)  $ (1,585)  $(20,870)    $   -   $   -   $   -
                          =======    ======  ========   ========   ========   ========   =======   =====   =====

   The Company's expected income tax rate for 1997, 1996 and 1995 differs from the actual effective income tax rate as a result of the following:

                                         1997      1996      1995
                                        -------  ---------  -------
   Tax at statutory rate                 34.00%    34.00%    35.00%
   State tax net of federal benefits      7.85      8.10      7.35
   Increases (reductions)
     Non-deductible amortization          1.85      3.80      2.30
     Change in valuation allowance      (39.14)  (242.00)   (43.60)
     Other, net                           1.45      4.10     (1.05)
                                        ------   -------    ------
       Effective income tax rate          6.01%  (192.00%)    0.00%
                                        ======   =======    ======

    Deferred tax assets are initially recognized for net operating loss and tax credit carryforwards and differences between the financial statements carrying amount and the tax bases of assets and liabilities which will result in future deduction amounts. A valuation allowance is established to reduce the deferred tax assets to the level at which it is more likely than not that the tax benefits will be recognized.

    Components of net deferred tax assets at December 31, (dollars in thousands):

                                                                   1997       1996
                                                                 ---------  ---------
    Deferred tax assets:
      Purchase accounting adjustments                            $  1,738   $  2,165
      Excess book accumulated depreciation and amortization           658        937
      Unrecognized built-in losses                                    514        168
      Alternative minimum tax credit                                2,286      1,382
      Investment tax credit                                           667        667
      Net operating loss carryovers                                61,963     72,425
      Other accrued expenses not deducted for tax purposes          1,661      1,976
      Provision for loss on interest rate exchange agreements          72        508
                                                                 --------   --------
         Total gross deferred tax assets                           69,559     80,228
         Less valuation allowance                                 (40,479)   (48,850)
                                                                 --------   --------
         Deferred tax assets                                       29,080     31,378
                                                                 --------   --------

    Deferred tax liabilities:
      Tax bad debt reserves in excess of book                       2,532      4,022
      Deferred income                                               4,626      4,713
                                                                 --------   --------
         Deferred tax liabilities                                   7,158      8,735
                                                                 --------   --------
      Net deferred tax assets                                    $ 21,922   $ 22,643
                                                                 ========   ========

      Net operating loss carryforwards and investment tax credits generated by Eureka and its subsidiaries through the date Eureka was acquired by the Company are available to offset future taxable income or income taxes of Eureka and its subsidiaries, but may not be used to offset future taxable income or income taxes of any other new member of the consolidated group. At December 31, 1997, pre-acquisition net operating loss carryforwards for federal income tax purposes amounted to $76 million and will expire from 1999 through 2002. At December 31, 1997, post-acquisition net operating loss carryforwards for federal income tax purposes amounted to approximately $107 million and will expire from 2003 to 2007. The post-acquisition net operating loss carryforwards for state franchise tax purposes expired in 1997.

      At December 31, 1997, the Company has alternative minimum tax credit carryovers of $2.3 million and investment tax credit carryovers aggregating approximately $667,000 which expire in years 1998 through 2000. Such investment tax credit carryovers are subject to a 35% reduction under the Tax Reform Act of 1986.



18. Benefit and Compensation Plans
    ------------------------------

    Benefit Plans
    -------------
    Eureka has a qualified, noncontributory defined benefit retirement plan (the "Plan") covering substantially all of its employees. Eureka "froze" the Plan effective January 1, 1994. Prior to that date, the benefits were based on the average of the highest five consecutive annual salaries of the ten years preceding age 65. An employee became fully vested upon completion of five years of qualifying service. It is the policy of Eureka to fund the minimum amount required.

      Due to the Plan's frozen status, no additional benefits will accrue in the Plan after January 1, 1994. All Plan participants became fully vested in their accrued benefits on this date. Eureka may elect to terminate the frozen Plan at some point in the future according to its rights under the Plan. The Plan assets consist primarily of a well-diversified portfolio of equities and fixed income securities.

   The following table sets forth the Plan's funded status and amounts recognized in Eureka's consolidated balance sheet at December 31, (dollars in thousands):

                                                                                  1997     1996
                                                                                 -------  -------
       Actuarial present value of accumulated benefit obligation (all vested)    $6,683   $6,093
       Fair value of Plan assets at December 31,                                  6,949    6,387
                                                                                 ------   ------
       Plan assets in excess of projected benefit obligation                        266      294
       Unrecognized net loss from past experience different
         from that assumed, and effects of changes in assumptions                   720      664
       Unrecognized prior service cost                                             (167)    (189)
       Unrecognized net transition asset                                             (7)      (7)
                                                                                 ------   ------
       Total pension prepayment                                                  $  812   $  762
                                                                                 ======   ======

       Weighted average discount rate                                               7.0%     7.5%
       Expected long-term rate of return on assets                                  8.0%     8.0%


   The components of net pension expense (recovery) for the years ended December 31, (dollars in thousands):

                                                          1997     1996    1995
                                                        --------  ------  ------
       Interest cost on projected benefit obligation    $   453   $ 439   $ 497
       Actual return on Plan assets                      (1,065)   (676)   (918)
       Net amortization and deferral                        561     211     425
                                                        -------   -----   -----
       Total pension expense (recovery)                 $   (51)  $ (26)  $   4
                                                        =======   =====   =====

     Beginning January 1, 1994, Eureka introduced a new retirement plan, the EurekaBank Service Investment Plan ("ESIP"), which covers substantially all of its employees. Through this plan, Eureka makes an annual retirement contribution to an ESIP account based on the participant's length of service which equals one percent of eligible pay per year up to a maximum contribution of four percent for four or more years of service provided that the participant must be employed on the last day of the year. Participants become 100% vested in their account after five years of service. The amount recorded as contribution expense for the ESIP totaled $452,700, $478,200 and $505,000 for 1997, 1996 and 1995, respectively.

     Eureka also has a qualified 401(k) plan effective as of July 1, 1989, covering substantially all employees. Eureka's matching contributions to the 401(k) plan for the years ended December 31, 1997, 1996 and 1995 amounted to $459,100, $433,500 and $415,400, respectively. In addition, Eureka has a post retirement medical plan, and the expense totaled approximately $65,000, $65,000 and $59,500 for 1997, 1996 and 1995, respectively.

   Compensation Plans
   ------------------
   In order to create incentives for key employees and directors and because the capital structure of America First is not conducive to traditional stock option plans, America First established two compensation plans: the LTIP and the EAP. The LTIP provides current and deferred compensation to key officers, in the form of cash and BUCs, as approved by the Board of Directors of EurekaBank. The compensation is paid over three subsequent years of which one-half is cash and one-half is Beneficial Unit Certificates ("BUCs") of the Partnership, except for the 1997 award which was paid in cash. Calculation of the awards, the form and timing of payments and forfeitures are described in the Plan. Annual compensation pursuant to the LTIP is determined based on EurekaBank's return on average equity for the year.

     Compensation expense related to the LTIP amounted to $1,449,000, $686,000 and $784,000 for the years ended December 31, 1997, 1996 and 1995, respectively. A summary of cash and BUCs awards under the LTIP for 1997 and 1996 is as follows:

                                                        1997                                     1996
                                     -----------------------------------------    ------------------------------------
                                                                BUCs                                      BUCs
                                                        ----------------------                    --------------------
                                           Cash           Number    Avg. Price         Cash        Number   Avg. Price
                                     ----------------   ----------  ----------    --------------  --------  ----------
Awards granted                          $1,961,005           -          -            $662,497      21,769    $30.425
Weighted average price of BUCs
 granted during the year                                            $   -                                    $30.425
                                                                    ==========                              ==========

     There were no forfeitures for the 1997 and 1996 awards.

     In addition, the LTIP provides that in the event of a transaction such as the Merger, aggregate incentive compensation equal to 10% of the "after-tax gain" from the transaction shall be allocated among the LTIP participants based upon the weighted average annual incentive compensation earned under the LTIP by each participant (taking into account all whole years since the LTIP effective date). The "gain" from the transaction will be equal to the difference between the value of the Merger Consideration and book value. The incentive compensation resulting from the Merger will be paid in cash by the Company under the LTIP. Upon consummation of the Merger, the participants of the LTIP plan received approximately $18 million.

        During 1996, the EAP was implemented and eligible participants include Eureka officers, directors and select employees of Eureka and the Company, as approved by the board of directors of Eureka. Participants receive cash compensation based on the appreciation in Eureka's equity from April 1, 1996 through March 31, 1999. Only participants that remain as employees or directors as of March 31, 1999 are eligible to receive awards. The cash awards may be paid between March 31, 1999 and March 31, 2006. Based on the provisions of the EAP and Eureka's equity appreciation, compensation expense for 1997 and 1996 for the EAP was $439,783 and $983,141, respectively.

        In addition, the EAP provides that in the event of a transaction such as the Merger, the EAP participants shall be entitled to receive an additional amount of cash award based on the aggregate sales price of AFEH and a formula specified in the EAP plan. Such amount to be paid by AFEH will be allocated among the EAP participants based upon the number of rights previously awarded to each participant by the AFEH Board of Directors. Upon consummation of the Merger, participants of the EAP plan received approximately $20 million.

19.  Capital
     -------

     Capital Requirements
     --------------------

       The Office of Thrift Supervision ("OTS") requires that savings institutions satisfy three separate capital requirements: a leverage ratio of core capital to total adjusted assets of 3%, a tangible capital to total adjusted assets ratio of 1.5% and a risk-based capital to risk-weighted assets ratio of 8%. At December 31, 1997 and 1996, Eureka's regulatory capital ratios exceeded the requirements and were as follows: leverage ratio of 7.34% and 6.96%, respectively, tangible capital ratio of 7.34% and 6.96%, respectively, and risk-based ratio of 16.46% and 15.95%, respectively.

       The most recent notification from the OTS categorized Eureka as well capitalized under the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") regulatory framework for prompt corrective action. This capital classification is solely for purposes of federal regulatory capital adequacy purposes, and the administration of federal "prompt corrective action" requirements, and is not necessarily indicative of Eureka's actual financial condition. To be categorized as well capitalized, the institution must maintain the following: a leverage ratio of core capital to total adjusted assets of 5%, a Tier 1 risk-based capital to risk-weighted assets ratio of 6% and a risk-based capital to risk-weighted assets ratio of 10%. There are no conditions or events since that notification that management believes have changed Eureka's capital category.

     Dividend Restrictions
     ---------------------
       The Capital Maintenance Agreement, which expired when the FDIC Preferred Stock was redeemed, also contained certain restrictions on disposition of the ownership of Eureka and AFEH and dividend payments by Eureka. The Company's primary source of funds was dividends paid by (or accrued from) Eureka. These dividends provided the funds for distributions to the Partnership's BUC Holders. Dividend payments by Eureka were subject to the following limitations under the Capital Maintenance Agreement:

     - No dividends may be paid if regulatory capital is less than required levels.
     - Aggregate dividends paid subsequent to the Acquisition may not exceed 50% of the capital contributed upon and after the Acquisition, plus 50% of aggregate net income earned subsequent to the Acquisition.
     - Dividends in any calendar year may not exceed the greater of $12 million or 50% of net income for that year.



       The payment of dividends to the Company from Eureka was subject to OTS regulations requiring thirty days prior notice of the intent to declare dividends. Additionally, the OTS had the authority to preclude the declaration of any dividends. Also, AFEH made quarterly dividends to the Partnership, payable the month after each quarter-end. The final payment for the fourth quarter of 1997 was paid in December 1997, one month earlier than required, due to the pending merger with Bay View. The amount of the quarterly dividend was $2.7 million for the first quarter of 1997 and $2.4 million for each of the remaining three quarters.

20. Commitments and Contingencies
    -----------------------------
      The following lending and investment commitments were outstanding at December 31, (dollars in thousands):

                                                                     1997    1996
                                                                     -----  -------
          Commitments to originate fixed rate mortgage loans         $   -  $ 4,159
          Commitments to originate adjustable rate mortgage loans    $ 977  $43,368
          Commitments to purchase mortgage loans                     $   -  $ 6,145
          Commitments to sell mortgage loans                         $ 515  $   500

      There were no other outstanding commitments to purchase or sell securities at December 31, 1997 and 1996.

      Eureka is involved in various legal actions arising in the normal course of business. It is the opinion of management, after consultation with counsel, that resolution of these matters would not have a material adverse effect on the Company's consolidated financial condition or operations.

      Certain branch and office locations are leased by the Company or Eureka under operating type leases expiring at various dates through the year 2008, except for one lease which expires in the year 2040. Related rental expense during 1997, 1996 and 1995 amounted to $4.6 million, $4.8 million and $4.7 million, respectively. Future minimum lease payments under terms of existing operating leases at December 31, 1997 are $4.6 million in 1998, $3.8 million in 1999, $1.8 million in 2000, $1.1 million in 2001 and $2.7 million thereafter. Effective prior to the consummation of the merger with Bay View, the Company entered into a non-cancellable sublease arrangement for Eureka's corporate offices. This sublease is effective February 1, 1998 and ends February 28, 2000, with payments totalling $1.9 million per year.

      At December 31, 1997, loans of approximately $7.9 million had been sold with recourse to repurchase if loans become 120 days delinquent or upon completion of the foreclosure process. These loans, which are secured by 1-4 family residential mortgages, are seasoned and were sold by Eureka prior to its acquisition by the Company. Repurchases of loans sold with recourse amounted to less than $25,000 for the years ended December 31, 1997, 1996 and 1995. There were no foreclosures of these loans.

21. Transactions with Related Parties
    ---------------------------------

      The Company paid or reimbursed the general partner of the Partnership, America First Capital Associates Limited Partnership Five ("AFCA-5"), for certain costs and expenses incurred in connection with the operation of the Company including legal and accounting fees and other administrative costs. The amount of such expenses incurred by AFCA-5 and reimbursed by the Company, was $12,699, $13,989 and $13,473 for the years ended 1997, 1996 and 1995, respectively.

      The Company, Eureka and an affiliate of AFCA-5, America First Service Corporation ("AFSC"), have entered into a licensing agreement through which AFSC provides services to the Company and Eureka which include economic and financial advice and consultation services. The Company is committed to pay an annual fee equal to 0.5% of Eureka's interest income and other income without deduction for interest expense and other expenses. During 1997, 1996 and 1995, $848,334, $850,112, and $863,793, respectively, of the annual fees had been paid or accrued.

22. Fair Value of Financial Instruments
    -----------------------------------
      SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of estimated fair values for financial instruments. Such estimates are subjective in nature, involving significant judgment regarding the risk characteristics of various financial instruments at a discrete point in time. Therefore, such estimates could vary significantly if assumptions regarding uncertain matters were changed. Major assumptions, methods, and fair value estimates for Eureka's financial instruments for 1997 and 1996 are set forth below.

    Cash and Short-Term Investments - The carrying amount was a reasonable
    -------------------------------
    estimate of fair value.

    Cash in Escrow - The carrying amount was a reasonable estimate of fair
    --------------
    value.

    Mortgage-Backed Securities - The fair value estimates for mortgage-backed
    --------------------------
    securities were based on quoted market prices or dealer quotes, and included the carrying value of accrued interest receivable which was a reasonable estimate of fair value.

    Loans Receivable - Fair value of real estate mortgage loans was estimated
    ----------------
    using a discounted cash flow method, adjusted for differences in credit risk and liquidity. Fair value estimates for real estate mortgage loans included the carrying value of accrued interest receivable which was a reasonable estimate of fair value.

    Other Financial Instrument Assets - Other financial instrument assets
    ---------------------------------
    consisted of an investment in FHLB stock, the carrying value of which was deemed a reasonable estimate of fair value.

    Deposit Liabilities - The fair value of deposits was estimated using a
    -------------------
    discounted cash flow methodology based on current market rates for wholesale borrowing alternative, and included the carrying value of accrued interest payable which was a reasonable estimate of fair value.

    Borrowings - Borrowings consisted of securities sold under agreements to
    ----------
    repurchase and FHLB advances. The fair value was estimated using a discounted cash flow method based on current market rates for similar debt and maturities, and included the carrying value of accrued interest payable which was a reasonable estimate of fair value.

    Other Financial Instrument Liabilities - Other financial instrument
    --------------------------------------
    liabilities consisted of preferred stock and other financial liabilities, the carrying values of which were deemed a reasonable estimate of fair value.

    Interest Rate Exchange Agreements - The fair value of interest rate exchange
    ---------------------------------
    agreements for 1996 was estimated using the average of current bid and ask rates for agreements of similar remaining terms, after considering the creditworthiness of the exchange agreements' counterparties. The carrying amount included the liability established based on the estimated fair value of the exchange agreements that were no longer deemed effective as hedges. For 1997, the carrying amount was a reasonable estimate of fair value.

    Commitments to Extend Credit - In 1997 and 1996, commitments to extend
    ----------------------------
    credit were related to origination of residential and commercial mortgage loans. The fair value of such commitments was estimated using current market rates for loans with similar characteristics rather than the committed rates.

    Franchise Value and Intangible Assets - The estimated value of Eureka's
    -------------------------------------
    financial instruments did not include certain material intangible assets. Management believes that the value of the deposit franchise and customer base was significant. In addition, the estimated fair values did not include the value of the portfolio of loans serviced for others.

      Estimated fair values of financial instruments at December 31, (dollars in thousands):

                                                                 1997                           1996
                                                    -----------------------------  -----------------------------
                                                    Carrying Amount   Fair Value   Carrying Amount   Fair Value
                                                    ----------------  -----------  ----------------  -----------
     Financial assets:
     Cash and short-term investments                     $  152,816   $  152,816        $   53,570   $   53,570
     Cash in escrow                                          23,769       23,769                 -            -
     Mortgage-backed securities                             497,544      496,913           679,106      679,859
     Loans receivable                                     1,534,212    1,546,703         1,411,519    1,416,826
     Other                                                   20,563       20,563            21,828       21,828

     Financial liabilities:
     Deposits                                             2,014,264    2,026,421         1,223,464    1,225,196
     Borrowings                                              57,236       57,204           153,851      153,870
     Other                                                        -            -            18,377       18,377

     Off-balance sheet financial instruments:
     Interest rate exchange agreements liability               (256)        (256)           (1,234)      (2,246)
     Commitments to extend credit                                 -            -                 -            8